As filed with the U.S. Securities and Exchange Commission on October 1, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Commercial Bancgroup, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	6022	62-1039469
State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

6710 Cumberland Gap Parkway

Harrogate, Tennessee 37752

(423) 869-5151

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Terry L. Lee
President and Chief Executive Officer
Commercial Bancgroup, Inc.
6710 Cumberland Gap Parkway
Harrogate, Tennessee 37752
(423) 869-5151

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Adam G. Smith David A. Bartz K&L Gates LLP 501 Commerce Street, Suite 1500 Nashville, Tennessee 37203 (615) 780-6700	James J. Barresi Jennifer A. Val Squire Patton Boggs (US) LLP 1120 Avenue of the Americas, 13th Floor New York, New York 10036 (212) 872-9800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-289862

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-l is being filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Commercial Bancgroup, Inc. (the “Registrant”) with respect to the registration of additional shares of common stock of the Registrant (“Common Stock”). This registration statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (Registration No. 333-289862), originally filed with the Commission on August 26, 2025, as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on September 30, 2025.

The additional shares of Common Stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 of the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of K&L Gates LLP.

23.1	Consent of K&L Gates LLP (contained in Exhibit 5.1).

23.2	Consent of Mauldin Jenkins, LLC.

24.1	Power of Attorney (previously filed on the signature page to the Prior Registration Statement and incorporated herein by reference).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Harrogate, Tennessee on the 1st day of October, 2025.

COMMERCIAL BANCGROUP, INC.

By:	/s/ Terry L. Lee
Terry L. Lee
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Terry L. Lee	President, Chief Executive Officer, and Director	October 1, 2025
Terry L. Lee	(Principal Executive Officer)

/s/ Philip J. Metheny	Executive Vice President, Chief Financial Officer	October 1, 2025
Philip J. Metheny	(Principal Financial Officer and Principal Accounting Officer)

*	Director	October 1, 2025
Alan C. Neely

*	Director	October 1, 2025
Sam A. Mars III

*	Director	October 1, 2025
Aaron A. Robertson

*	Director	October 1, 2025
Dennis Michael Robertson

*	Director	October 1, 2025
J. Adam Robertson

*	Director	October 1, 2025
James J. Shoffner

*	Director	October 1, 2025
Martha S. Spurlock

*	Director	October 1, 2025
Charles L. Yates

* By:	/s/ Terry L. Lee
Terry L. Lee
Attorney-in-Fact

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